 Exhibit 99.1

Measure Global Inc.

Unaudited Condensed Financial Statements

March 31, 2021

F-1

Measure Global, Inc.
Condensed Interim Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$727,979	$1,744,829
Accounts receivable	246,878	144,244
Prepaid and other current assets	374,214	260,328
Total current assets	1,349,071	2,149,401

Property and equipment, net	15,724	7,542
Intangible assets, net	187,125	204,423
Other assets	39,775	39,775
Total assets	$1,591,695	$2,401,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$258,057	$325,683
Accrued expenses	147,552	181,740
Deferred revenue	356,872	227,211
Current portion of long-term debt	4,153	4,153
Deferred rent	11,176	—
Due to preferred stockholder	336,780	336,119
Convertible note payable, net of discount	1,312,054	737,916
Total current liabilities	2,426,644	1,812,822

Long term portion of promissory note	189,640	189,177
Other long-term debt	34,826	34,826
Total liabilities	2,651,110	2,036,825

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	(1,059,415)	364,316
Total liabilities and stockholders’ equity	$1,591,695	$2,401,141

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

Measure Global, Inc.
Condensed Interim Statements of Operations
(Unaudited)

	For the Three	For the Two
	Months Ended	Months Ended
	March 31, 2021	March 31, 2020

Revenues	$183,158	$33,105
Cost of sales	112,150	15,014
Gross Profit	71,008	18,091

Operating Expenses:
General and administrative	214,750	102,367
Professional fees	549,305	43,648
Research and development	293,926	93,487
Sales and marketing	225,343	86,402
Total Operating Expenses	1,283,324	325,904
Loss from Operations	(1,212,316)	(307,813)

Other Expenses (Income):
Interest expense (income), net	576,034	(22)
Other expense (income)	(29,063)	—
Total Other Expenses (Income)	546,971	(22)
Loss Before Income Taxes	(1,759,287)	(307,791)
Provision for income taxes	—	—
Net Loss	$(1,759,287)	$(307,791)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

Measure Global, Inc.
Condensed Interim Statements of Cash Flows
(Unaudited)

	For the Three	For the Two
	Months Ended	Months Ended
	March 31, 2021	March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,759,287)	$(307,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & Amortization	19,209	2,055
Accrued interest	574,601	(22)
Fair value of warrants issued for services	335,556	—
Changes in operating assets and liabilities:
Accounts receivable	(95,207)	174,417
Accounts receivable - related party	16,815	—
Prepaid expenses	(138,129)	15,477
Accounts payable	(67,626)	(97,736)
Accrued expenses	(22,350)	(1,889)
Deferred revenue	129,661	25,284
Net cash used in operating activities	(1,006,757)	(190,205)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,093)	—
Purchases of intangible assets, net of contributed assets	—	(74,299)
Net cash used in investing activities	(10,093)	(74,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions, preferred stock	—	2,146,745
Net cash provided by financing activities	—	2,146,745

Net change in cash	(1,016,850)	1,882,241
Cash at the beginning of the year	1,744,829	—
Cash at the end of the period	$727,979	$1,882,241

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

Measure Global, Inc.
Condensed Interim Statements of Changes in Stockholders' Equity
For the Three Months Ended March 31, 2021 and Two Months Ended March 31, 2020
(Unaudited)

							Total
							net parent
					Additional		investment and
	Preferred Stock		Common Stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity

Balance, January 31, 2020	—	$—	—	$—	$—	$—	$—
Issuance of common stock upon incorporation	—	—	100	0.1	—	—	0.1
Issuance of preferred stock in accordance with the contribution and exchange agreement	4,800,000	4,800	(100)	(0.1)	1,959,009	—	1,963,809
Issuance of common stock for notes receivable	—	—	5,200,000	5,200	12,202	—	17,402
Repurchase of common stock	—	—	—	—	(670)	—	(670)
Net loss	—	—	—	—	—	(307,791)	(307,791)
Balance, March 31, 2020	4,800,000	$4,800	5,200,000	$5,200	$1,970,541	$(307,791)	$1,672,750

							Total
							net parent
					Additional		investment and
	Preferred Stock		Common Stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	equity

Balance, December 31, 2020	4,800,000	$4,800	4,800,000	$4,800	$3,390,450	($3,035,734)	$364,316
Issuance of warrants in connection with consulting services	—	—	—	—	335,556	—	335,556
Net loss	—	—	—	—	—	(1,759,287)	(1,759,287)
Balance, March 31, 2021	4,800,000	$4,800	4,800,000	$4,800	$3,726,006	$(4,795,021)	$(1,059,415)

The accompanying notes are an integral part of these unaudited condensed financial statements.

MEASURE GLOBAL INC.

Notes to Condensed Interim Financial Statements

For the Three Months Ended March 31, 2021

(1)	Description of Business

Measure Global Inc. (the “Company”) was incorporated as a Delaware Corporation on January 6, 2020. Prior to January 6, 2020, the Company was not a separate entity and was operating within Measure UAS Inc. (the “Preferred stockholder” or “UAS”). The Company is an aerial intelligence company that builds software to automate drone operations workflows. The Company sells its products primarily through its own sales personnel.

(2)	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s reliance on successfully obtaining additional capital in order to fund future operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On April 19, 2021, the Company was acquired by AgEagle Aerial Systems, Inc. (“AgEagle”).

(3)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The financial statements and accompanying notes of the Company are prepared in accordance with generally accepted accounting principles (“GAAP”). Certain information and disclosures included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These interim condensed financial statements should be read in conjunction with the audited condensed financial statements and accompanying notes for the year ended December 31, 2020, included in the Current Report on Form 8-K of AgEagle, as filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2021.

For the comparative period end ed March 31, 2020, the Company included two months of results in the statement of operations, statement of cash flows and statement of changes in stockholders’ equity, as the Company did not acquire the assets from UAS for the period January 6, 2020 (date of inception) through January 31, 2020, as described in the accompanying notes to the audited financial statements in the Current Report on Form 8-K of AgEagle, as filed with the SEC on May 4, 2021.

(b)	Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements include those used to (i) determine stock-based compensation, (ii) evaluate inventory for excess and obsolescence, and (iii) calculate fair values for warrants issued with debt.

(c)	Cash

Cash balances at March 31, 2021 totaled $727,979. The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s bank balances at times may exceed the FDIC limit. To date, the Company has not experienced any losses on its invested cash.

(d)	Capitalized Software Costs

The Company capitalizes software development costs based upon headcount allocation or identified vendors during the application development stage. Costs incurred before the software reaches technological feasibility are expensed, which for the Company’s software products, is generally shortly before the products are released to production. The capitalized software is amortized on a straight-line basis over its estimated useful life which is three years. The amortization expense is reflected in cost of revenues on the statement of operations. The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

(e)	Income Taxes

Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities, and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

(f)	Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions consist of software revenue from the platform and advisory services. Revenue is recognized when persuasive evidence of an arrangement exists, service has been provided to the customer, collection of the fees is reasonably assured, and fees are fixed or determinable.

The Company’s contracts with customers may include multiple services. For example, some of the Company’s contracts include both software licenses and integration. Determining whether the software licenses and the integration are distinct from each other, and therefore performance obligations to be accounted for separately, or not distinct from each other, and therefore part of a single performance obligation, may require significant judgment. The Company has concluded that the software licenses and integration services provided in subscription offerings are not distinct from each other and thus, should be considered a single performance obligation and the total revenue from the contract is recognized ratably over the subscription period of the software licenses. In reaching this conclusion, the Company considered that since the integration service requires customization of the software to function with the customer’s other computer programs and systems, the integration and software license are not separately identifiable and should be combined into a single performance obligation.

The Company’s revenues also include advisory services and training, which mainly consists of services for additional enhancements to the software, consulting, and training related to our platform. Professional services revenue is recognized over time with consideration given to output measures, such as contract deliverables, when applicable.

(g)	Deferred Revenue

The Company typically invoices customers in advance of fulfilling performance obligations. Deferred revenue represents the payments received in advance of the Company completing performance obligations. Revenue is generally recognized ratably over the contract term.

(h)	Research and Development

Research and development costs are expensed as incurred. Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs. Costs related to software development are included in research and development expense until technological feasibility is reached, which for the Company’s software products, is generally shortly before the products are released to production. Once technological feasibility is reached, such costs are capitalized and amortized as a cost of revenue over the estimated lives of the products. Research and development costs were $293,926 for the three months ended March 31, 2021 and $93,487 for the two months ended March 31, 2020 .

(i)	Comprehensive Income (Loss)

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net income loss for all periods presented.

(j)	Accounting Pronouncements Recently Adopted

Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed financial statements.

(4)	Property and Equipment

Property and equipment comprise the following at March 31 , 2021 and December 31, 2020 :

	March 31,	December 31,
	2021	2020
Computer equipment	$31,654	$21,561
Accumulated depreciation	(15,930)	(14,019)
Net carrying value	$15,724	$7,542

Depreciation expense was $1,911 for the three months ended March 31, 2021, and $2,055 for the two months ended March 31, 2020.

(5)	Intangible Assets

Intangible assets as of March 31, 2021:

	Intangibles	Accumulated		Net Book
	Gross Cost	Amortization	Impairment	Value
Domain Name	$73,980	$(25,893)	$—	$48,087
Website Development	—	—	—	—
Capitalized Software	185,384	(46,346)	—	139,038
	$259,364	$(72,239)	$—	$187,125

Intangible assets as of December 31, 2020:

	Intangibles	Accumulated		Net Book
	Gross Cost	Amortization	Impairment	Value
Domain Name	$73,980	$(24,044)	$—	$49,936
Website Development	—	—	—	—
Capitalized Software	185,384	(30,897)	—	154,487
	$259,364	$(54,941)	$—	$204,423

The 2021 capitalized software costs are in relation to the development of a new version of the Measure Ground Control platform. The new version of the platform was available as of July 1, 2020. Amortization is recognized on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. Amortization expense was $17,298 for the three months ended March 31, 2021, of which $15,448 was recorded as part of cost of revenues and $1,850 was recorded as part of selling, general and administrative expenses on the statement of operations. No amortization expense was reported for the two months ended March 31, 2020.

The following is an annual schedule of approximate future amortization of the Company’s intangible assets:

For the year ended December 31,

2021	$51,895
2022	69,193
2023	38,295
2024 and thereafter	27,742

Total	$187,125

(6)	Convertible Note Payable

The Company entered into loan and security agreements dated September 30, 2020 whereby the holders have loaned the Company $1,250,000. The Company shall pay interest on the notes at a rate of 7% per annum. Accrued interest shall be payable in arrears in cash on the earlier of the maturity date or the date of conversion. The principal of the notes shall be repaid on the maturity date unless the principal amount is converted. The maturity date of the notes is the earliest of September 30, 2021, the consummation of the qualified IPO or the event of default. The notes are convertible into common stock of the Company at a price that is 80% of the IPO price per share.

As part of the convertible notes payable with the holders, 400,000 warrants to purchase the Company shares were issued to one holder and 100,000 warrants to purchase the Company shares were issued to the other holder. The warrants have a $2.50 exercise price and expire on September 30, 2025. The fair value price of the Company’s common stock was valued at $3.03 per share, using the Probability Weighted Expected Return Method (“PWERM”) pricing model to calculate the grant-date fair value of the common stock. The model applies a weighted average based on whether the IPO would be successful at 80% with the remaining 20% on remaining private. Assumptions such as expected term, discount rate and discount for lack of marketability varied based on the two potential outcomes. The warrants were valued at $730,000, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03, no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 5 years. The relative fair value of the warrants was $95,407 and was recorded as a discount to the note payable in accordance with FASB ASC 835-30-25, Recognition and is being accreted over the period up to the earliest maturity date, which is estimated to be March 31, 2021. For the three months ended March 31, 2021 $47,704 was accreted through interest expense.

In addition, both holders were issued penny warrants that would be equal to 20% and 5% of the outstanding common shares post the IPO, respectively. The number of these warrants have been estimated at 2,000,000 and 500,000. The warrants have a $0.01 exercise price and expire on September 30, 2025. The fair value price of the Company’s common stock was valued at $3.03 per share, using the PWERM pricing model, as detailed above, to calculate the grant-date fair value of the common stock. The warrants were valued at $7,584,276, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03, no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The relative fair value of the warrants was $991,225 and was recorded as a discount to the note payable in accordance with FASB ASC 835-30-25, Recognition and is being accreted over the period up to the earliest maturity date, which is estimated to be March 31, 2021. For the three months ended March 31, 2021 $495,612 was accreted through interest expense.

The total relative fair value, on the date of issuance, of all of the above warrants issued with the convertible note was $1,086,632. As of March 31, 2021, the convertible note payable balance was $1,312,054 which includes accrued interest of $30,821 and is net of $0 discount.

(7)	Long-Term Debt

On January 31, 2020, the outstanding note that relates to the acquisition of Measure.com domain name was transferred to the Company from UAS. The note includes interest at a rate per annum of 15% and is paid in annual installments of principal and interest in the amount of $10,000 with the final payment due May 2026. Interest expense was $1,462 for the three months ended March 31, 2021 and for the two months ended March 31, 2020 no expense was recorded .

(8)	Paycheck Protection Program Loan

On May 7, 2020, the Company was granted a loan from Silicon Valley Bank in the aggregate amount of $187,982 pursuant to the Paycheck Protection Program (“PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan, which is in the form of a note dated May 5, 2020, matures on May 5, 2022 and bears interest at a rate of 1.00% per annum. The note may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. Payments were initially deferred for six months and then extended under the program until a forgiveness decision was made. The Company has applied for forgiveness as of March 31, 2021 and expects to receive full forgiveness. At March 31, 2021, the loan payable was $189,640 and includes accrued interest of $464 .

The PPP loan was forgiven by the Small Business Administration (“SBA”) on May 20, 2021.

(9)	Stockholders’ Equity

On January 6, 2020, 100 shares of Common Stock were issued at $0.001 par value to UAS to establish the Company. On January 31, 2020, the Common Stock was exchanged for 4,800,000 shares of Preferred Stock at a value of $1,963,809, represented by cash proceeds of $2,146,745 offset by the assumption of $182,936 in net liabilities of the predecessor company .

Warrants

In addition to the warrants related to the convertible note (See Note 6), the Company has issued the following warrants associated with two consulting agreements.

On September 25, 2020, the Company entered an agreement with an individual for a total of 416,000 warrants as compensation for consulting services. The agreement’s term is from October 1, 2020 through March 31, 2023. The warrants have a $0.01 exercise price. The number of warrants were estimated based on a percentage of ownership in the Company post IPO, as stated in the agreement. The warrants were valued at $1,262,024, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03 (see Note  6 for valuation of common stock), no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The fair value of the warrants will be expensed over the 30-month service term. As of March 31, 2021, $126,202 has been recorded as consulting expense.

On October 7, 2020, the Company entered an agreement with an individual for a total of 414,055 warrants as compensation for consulting services. The agreement’s term is from October 1, 2020 through March 31, 2022. The warrants have a $0.01 exercise price. The number of warrants were estimated based on a percentage of ownership in the Company post IPO, as stated in the agreement. The warrants were valued at $1,256,123, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03 (see Note  6 for valuation of common stock), no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The fair value of the warrants will be expensed over the 18-month service term. As of March 31, 2021, $209,354 has been recorded as consulting expense.

At March 31, 2021, the remaining unamortized expense of these warrants is $1,847,034.

The following table summarizes the issuances of warrants for the three months ended March 31, 2021:

			Remaining
			Contractual
	Number of	Exercise	Term
	Warrants	Price	(in years)
Outstanding as of December 31, 2020	3,830,055	0.34	4.10
Outstanding as of March 31, 2021	3,830,055	0.34	3.85

Exercisable at March 31, 2021	3,830,055	0.34	3.85

(10)	Related Party Transactions

In January 2020, a common stockholder of the Company entered into agreement with UAS to provide legal services on behalf of UAS. This agreement was transferred to the Company on January 31, 2020. The agreement calls for monthly fixed payments of $10,000. Amounts included in legal expense were $30,000 for the three month ended March 31, 2021. At March 31, 2021, $10,000 is included in accrued expenses on the Balance Sheet. At December 31, 2020, $10,000 is included in accrued expenses on the Balance Sheet.

As mentioned above in Note 3(a), at the time of the UAS capital contribution, UAS transferred $364,000 in cash to the Company that was recorded as a payable due to UAS. During 2020, the Company paid some invoices on behalf of UAS and recorded these invoices against the payable due to UAS. The net amount due to Preferred stockholder at December 31, 2020 is $336,780 and is recorded on the face of the Balance Sheet.

The Company’s CEO acts as Chairman of the Board of a customer. For the period ended March 31, 2021, revenue from this customer was $621 and $6,726 is due from this customer for billings to another customer collected on behalf of the Company. For the period ended March 31, 2020, revenue from this customer was $0 and $23,541 is due from this customer for billings to another customer collected on behalf of the Company.

(11)	Commitments and Contingencies

Legal Matters

In the Contribution and Exchange Agreement dated January 31, 2020, the Company assumed certain assets and liabilities of UAS, including a subcontract between UAS and a software development vendor (“Vendor”). Under that subcontract, the vendor claimed past due payments of $191,743, including penalties and late interest. The Company has contested the amounts owed based on non-performance by the Vendor. The subcontract related to an SAP integration project completed in 2019, where the Vendor was replaced by another vendor. In a letter dated September 15, 2020, the Vendor lowered the amount in dispute to $143,807. The Company has made a settlement offer of approximately $20,000. The $143,807 disputed liability is reflected in the accounts payable balance as of March 31, 2021, as the parties continue to hold discussions in an effort to resolve the matter.

Operating Leases

The Company leases its office space in Washington, D.C., under an operating lease expiring in September 2021. Rent expense was $20,667 for the period ended March 31, 2021.

On December 1, 2020, the Company signed a lease for an office in Austin, Texas. The commitment term is for 12 months and began on January 1, 2021. Rent expense was $7,280 for the period ended March 31, 2021.

Future minimum lease payments for the offices as of March 31, 2021 are as follows:

Amount
Year ending December 31:
2021	$94,110

(12)	Subsequent Events

On April 19, 2021, AgEagle Aerial Systems Inc. entered into a stock purchase agreement (the “Purchase Agreement”) with Brandon Torres Declet, in his capacity as Sellers’ representative, and the sellers named in the Purchase Agreement (the “Sellers”) pursuant to which AgEagle agreed to acquire 100% of the issued and outstanding capital stock of Measure Global Inc., a Delaware corporation (“Measure”) from the Sellers. The aggregate purchase price for the shares of Measure is $45,000,000, less the amount of Measure’s debt and transaction expenses and subject to a customary working capital adjustment. The purchase price is comprised of $15,000,000 in cash, and shares of common stock of AgEagle, par value $0.001 (“Common Stock”), having an aggregate value of $30,000,000 based on a volume weighted average trading price of the Common Stock over a seven consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Sellers (the “Shares”). AgEagle will issue 5,319,149 Shares, in the aggregate, to the Sellers , with 4,321,807 of those Shares issued at closing and the remaining 997,342 Shares subject to a holdback . $5,000,000 of the cash portion of the purchase price is payable 90 days after the closing date of the transaction. As a result of the transaction, Measure is now a wholly-owned subsidiary of AgEagle.

The consideration is also subject to a $5,625,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released on the date that is 18 months from the closing date, less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the Purchase Agreement.

The PPP loan was forgiven by the SBA on May 20, 2021.